Alan Weinberg CPA
6812 Cherokee Drive, Baltimore, MD 21209
Phone (410) 702-5660

Mr. Avraham Grundman, President
Havaya Corp.
51 Sheshet Hayamim St.
Kfar Saba, 44269 Israel

Dear Mr. Grundman:

CONSENT OF INDEPENDENT AUDITOR

I consent to the incorporation in the Registration Statement of Havaya Corp. on Form S-1 of my report on the financial statements of the Company as its registered independent auditor dated February 21, 2010, as of and for the periods ended December 31, 2009 and 2008. I further consent to the reference to me in the section on Experts.

Respectfully submitted,

/s/ Alan Weinberg, CPA

Baltimore, Maryland
February 25, 2010